UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 30, 2014
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 30, 2014, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the first quarter for 2014.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	April 30, 2014 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: April 30, 2014	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports First Quarter Fiscal 2014 Financial Results

Revenue of $200.1 Million and Adjusted EBITDA of $17.1 Million

Proposal Pipeline Increases 25% to $6.5 Billion

Backlog $1.1 Billion and Book-to-Bill Ratio of 1.0 to 1.0

Affirms 2014 Financial Guidance

Standard & Poor’s Revises Outlook to Stable as Clarity Regarding the U.S. Defense Budget Has Improved in Recent Months; B Rating Affirmed

SAN DIEGO, CA, April 30, 2014 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported first quarter fiscal 2014 revenues of $200.1 million and Adjusted EBITDA of $17.1 million, or 8.5 percent of revenue.  In the first quarter, Kratos saw strength in certain high technology and higher margin areas of its business, including satellite communications, unmanned aerial and ground system command and control systems, electronic warfare, missile systems and radars.  In the first quarter, the Company experienced lower than expected revenues in its Public Safety & Security Solutions (KPSS) segment, its critical infrastructure security system deployment business, as certain projects wound down and were  completed and certain expected new security program deployments began later than anticipated.  KPSS recently received a number of new contract awards, and the Company expects KPSS to generate sequential organic growth in the second quarter of fiscal 2014 over the first quarter of approximately 10%, with organic revenue growth of 5% to 10% expected for fiscal 2014 over 2013.

For the first quarter of fiscal 2014, Kratos reported a Book-to-Bill Ratio of 1.0 to 1.0 and reported total backlog at March 30, 2014 of $1.1 billion.  Kratos reported total backlog at December 29, 2013 of $1.1 billion.  At the end of the first quarter, the Company’s qualified bid and proposal pipeline was $6.5 billion, an approximate 25% increase above the December 29, 2013 proposal pipeline of $5.2 billion.  The Company’s bookings and new contract opportunities have increased substantially over the past several months and in particular since the approval of the fiscal year 2014 Department of Defense (DoD) appropriations bill in January 2014.

Kratos also announced today that Standard & Poor’s (S&P) recently revised Kratos’ outlook to stable from negative and affirmed Kratos’ “B” rating.  S&P noted that clarity regarding the U.S. defense budget has improved in recent months, and S&P’s view is that there is less potential for disruption in demand and volatility surrounding its base-case forecast for Kratos than in the past due to a more certain outlook for near-term U.S. defense spending.   S&P also noted that the stable outlook reflects its view that Kratos’ credit metrics will gradually improve over the next few years due to a combination of debt reduction, improved cash flow, and modest earnings growth.

Cash Flow from Operations for the first quarter was $1.7 million and Free Cash Flow was a use of $1.4 million, with a net reduction in accounts receivable generating a $17.8 million source of cash flow from operations, despite an increase in Days Sales Outstanding (DSOs) of 10 days.   The DSOs increase primarily resulted from previously forecast lower first quarter revenues, as well as certain expected missile system program milestone receipts being delayed due to a subcontractor related issue.  The subcontractor issue is expected to be resolved and the milestones achieved in the second and third quarters of 2014, the first of which was resolved and collected in April.

Kratos is also announcing today that it recently had a number of successful “Blue Sky” internally funded flights with its newest and highest performance Unmanned Aerial System (UAS) platform and that it has made important progress on a related high performance unmanned aerial drone system program.  This UAS platform and program, where the Company is currently under contract, could in the future become the largest program in Kratos if the Company successfully achieves certain contractual performance milestones.

Additionally, Kratos has also made progress on its Unmanned Combat Aerial System (UCAS) initiative, with the Company just recently beginning production on three new UCAS aircraft in conjunction with the Company’s sponsor.  Initial test flights for this platform are currently scheduled for the second half of 2015.  The Company has also recently been informed that a certain National Security related agency with which Kratos has been in discussions has presented an additional new opportunity for a Kratos UAS platform the Company is now pursuing.

In the first quarter of 2014, the Company continued an elevated internal research, development (IR&D) and other investment effort and spend related to its UCAS and UAS programs and initiatives and certain new Electronic Warfare, Radar and Satellite Communication programs, many in conjunction with the Company’s customers, with the objective of the Company’s products being “designed in” to these important, new, large, long-term program opportunities.  As previously communicated, Kratos expects to incur significant IR&D in the second quarter of fiscal 2014 on these programs, with a lower IR&D spend planned for the second half of the year.

In the first quarter of fiscal 2014, and as previously communicated, Kratos continued to “right size” and restructure the business and certain of its operations in response to the Department of Defense (DoD) budgetary environment, the DoD’s current and expected future priorities, including an emphasis on higher technology, lower cost products and solutions, the Company’s contracting government services business, and the shift in DoD funding toward strategic national security programs and platforms.  Accordingly, in the first quarter the Company’s employee headcount declined by approximately 120 personnel, with reductions in related fringe benefits, communications, travel, facility utilization and certain other overhead costs.  The Company intends to continue to aggressively manage its cost structure throughout 2014, including a previously acquired company’s headquarters facility lease, which is expiring later this year and will not be renewed, thereby increasing Kratos’ future free cash flow.  Certain other cost savings actions and reductions are also currently planned.

The Company today affirmed its previously communicated full year fiscal 2014 financial guidance of Revenues of $920 million to $980 million, Adjusted EBITDA of $93 to $106 million, and Free Cash Flow of $25 to $40 million.  Revenues and Adjusted EBITDA are expected to increase and ramp throughout 2014, due primarily to: (a) The effect of limited U.S. Federal or DoD budget clarity and extended Continuing Resolution Authorizations (CRA) throughout fiscal 2013, which significantly impacted and delayed expected contract awards and orders, thereby adversely impacting first half 2014 revenues and Adjusted EBITDA. (b) The receipt of previously delayed 2014 production orders on several of the Company’s largest programs, including Trident, EA-18G, a certain missile program and a large confidential program, with product deliveries and related revenue expected to ramp throughout 2014.  (c) Kratos’ beginning work in the second quarter of 2014 on a new, $450 million, five-year plus options, single award Missile Defense Agency (MDA) contract, on which Kratos is a key team member.  (d) KPSS, which is forecasting 2014 organic revenue growth of 5% to 10% based on current backlog and bid and proposal opportunities, including an expected sequential revenue decline from Q4 2013 to Q1 2014 and an expected revenue increase throughout the balance of fiscal 2014 as certain large security system deployments conclude in the first quarter and new programs, many of which have recently been awarded, begin.  (e) Approximately $18 million to $25 million in IR&D expense and other discretionary internally funded investments by the Company, with the first half of 2014’s currently forecasted internally funded investment spend expected to be significantly higher than the second half of 2014, as the Company pursues large new opportunities in the UAS, UCAS, electronic warfare, radar, signal processing, and satellite communication areas.

(in Millions)
	(Actual)	Guidance
	March 30	June 30	September 30	December 31	Full Year
Revenue	$200	$220 - $235	$240 - $265	$260 - $280	$920 - $980
Adjusted EBITDA	$17	$18 - $22	$28 - $32	$30 - $35	$93 - $106

Eric DeMarco, Kratos’ President & CEO, said, “Since we reported our fourth quarter results in March, we have made solid progress with certain of our most important initiatives — unmanned aerial drone and combat systems — including recent successful test flights of our newest high performance aircraft.  We are making significant internally funded investments in the unmanned area, as these are large potential mid- and long-term growth opportunities for our Company.  Also significantly, an additional U.S. Government agency with which we have been in discussions recently indicated the potential of a new opportunity with one of our unmanned aerial drone system platforms, which we are currently exploring.   Additionally, over the past several months, we have received important aircraft and command and control system contract awards in the unmanned aerial and ground vehicle areas, where we are an industry leader, with unmanned systems products and solutions representing approximately 20 percent of Kratos’ business today.”

Mr. DeMarco continued, “Unmanned systems, the electromagnetic spectrum, missile systems, radars, signal intelligence, satellite communications and ISR are the long-term opportunity areas for Kratos — areas where we are strategically focused and making significant investments.  Successful execution in these areas is very important to Kratos’ long-term strategic plan, as we strive to grow our Company’s core technology and intellectual property offerings and achieve “designed in” positions on critical national security programs.”

Mr. DeMarco concluded, “Kratos’ PSS business opportunity pipeline is the strongest that it has ever been, and beginning in the second quarter, we expect solid organic growth from this business, continuing throughout the balance of the year.  Additionally, contract awards, bookings and opportunities in our Federal Government business have been strengthening since the beginning of the year, and we expect sequential growth in this business beginning in the second quarter and continuing throughout 2014.  Accordingly, as we believe that we are well aligned with U.S. National Security priority areas, we are focused internally with no further acquisitions contemplated.  For 2014, Kratos’ objectives remain the continued aggressive management of our cost structure, the achievement of our financial forecast and most importantly our Adjusted EBITDA and operating cash flow, a reduction in accounts receivable DSOs, the generation of solid free cash flow, and the reduction of our net debt and leverage.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 31387804.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, solutions and services for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technically oriented work force of approximately 3,700.  Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and divestiture activities, and market and industry developments, including the potential impact of sequestration and the impact of Federal budget cuts on our business. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and our ability to refinance our debt on favorable terms, or at all, including the timing and expected cost savings and cash flow improvements anticipated to result from a potential refinancing of our outstanding senior notes; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with  divestiture of non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; risks and costs associated with our potential senior notes refinancing, which may not be completed  on terms and conditions as favorable as we expect or which may not be completed at all due to adverse market conditions, changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 29, 2013, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Pro Forma EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, acquisition related items, stock compensation expense, restructuring related items and other, unused office space expense and contract design retrofit costs and other, less the estimated tax cash payments), Adjusted EBITDA (which excludes losses from discontinued operations, acquisition related items, restructuring related items and other, stock compensation expense, unused office space expense, contract design retrofit costs and other and the associated margin rates), and Free Cash Flow (which is computed using Cash Flow from Operating Activities less Capital Expenditures).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended
	March 30,	March 31,
	2014	2013

Service revenues	$ 100.6	$ 115.5
Product sales	99.5	137.3
Total revenues	200.1	252.8
Cost of service revenues	74.1	88.2
Cost of product sales	73.4	98.9
Total costs	147.5	187.1
Gross profit - services	26.5	27.3
Gross profit - products	26.1	38.4

Total gross profit	52.6	65.7

Selling, general and administrative expenses	37.0	38.9
Restructuring and acquisition related items and other	0.5	0.1
Research and development expenses	5.2	4.9
Unused office space expense and other	0.2	-
Depreciation	0.8	1.0
Amortization of intangible assets	5.6	9.3
Operating income (loss)	3.3	11.5
Interest expense, net	(16.1)	(16.2)
Other income (expense), net	0.2	(0.7)
Loss from continuing operations before income taxes	(12.6)	(5.4)
Provision for income taxes	2.3	2.8
Loss from continuing operations	(14.9)	(8.2)
Income (loss) from discontinued operations, net of taxes	(0.1)	(2.1)
Net loss	$ (15.0)	$ (10.3)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.26)	$ (0.14)
Income (loss) from discontinued operations, net of taxes	-	(0.04)
Net loss	$ (0.26)	$ (0.18)

Weighted average common shares outstanding
Basic and diluted	57.4	56.6

Adjusted EBITDA (1)	$ 17.1	$ 27.0

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, contract design retrofit costs and restructuring and acquisition related items and other.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended
	March 30,	March 31,
	2014	2013

Net loss	$ (15.0)	$ (10.3)
(Income) loss from discontinued operations	0.1	2.1
Restructuring and acquisition related items, excess capacity, and other	1.0	0.1
Interest expense, net	16.1	16.2
Contract design retrofit costs	1.0	-
Provision for income taxes	2.3	2.8
Depreciation *	4.0	4.9
Stock compensation	1.8	1.9
Unused office space expense and other	0.2	-
Amortization of intangible assets	5.6	9.3

Adjusted EBITDA	$ 17.1	$ 27.0

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of restructuring and acquisition related items and other included in Adjusted EBITDA:
	Three Months Ended
	March 30,	March 31,
	2014	2013
Acquisition and transaction related items	$ -	$ 0.1
Excess capacity and restructuring costs	1.0	-

	$ 1.0	$ 0.1

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Revenues:
Government Solutions	$ 151.2	$ 202.2
Public Safety & Security	48.9	50.6
Total revenues	$ 200.1	$ 252.8

Operating income (loss) from continuing operations:
Government Solutions	$ 4.1	$ 12.2
Public Safety & Security	1.0	1.2
Other activities	(1.8)	(1.9)
Total operating income from continuing operations	$ 3.3	$ 11.5

Note: Other activities in the three months ended March 30, 2014 and March 31, 2013 include restructuring, excess capacity, and acquisition expenses of $1.0 million and $0.1 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended
	March 30,	March 31,
	2014	2013

KGS	$ 15.4	$ 24.7
% of revenue	10.2%	12.2%
PSS	1.7	2.3
% of revenue	3.5%	4.5%
Total	$ 17.1	$ 27.0
% of revenue	8.5%	10.7%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	March 30,	December 29,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 53.6	$ 55.7
Restricted cash	5.0	5.0
Accounts receivable, net	248.0	265.8
Inventoried costs	81.1	74.6
Prepaid expenses	10.8	10.4
Other current assets	14.8	18.8
Total current assets	413.3	430.3
Property, plant and equipment, net	84.0	84.8
Goodwill	596.4	596.4
Intangible assets, net	64.3	69.9
Other assets	38.4	35.2
Total assets	$ 1,196.4	$ 1,216.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 48.2	$ 61.9
Accrued expenses	41.1	46.2
Accrued compensation	38.7	44.9
Accrued interest	20.8	5.2
Billings in excess of costs and earnings on uncompleted contracts	54.5	52.5
Deferred income tax liability	28.4	28.4
Other current liabilities	12.4	11.9
Total current liabilities	244.1	251.0
Long-term debt principal, net of current portion	628.5	628.8
Long-term debt premium	13.5	14.5
Other long-term liabilities	26.2	26.5
Total liabilities	912.3	920.8
Commitments and contingencies
Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	859.5	856.0
Accumulated other comprehensive loss	(0.9)	(0.8)
Accumulated deficit	(574.5)	(559.4)
Total stockholders’ equity	284.1	295.8
Total liabilities and stockholders’ equity	$ 1,196.4	$ 1,216.6

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Operating activities:
Net loss	$ (15.0)	$ (10.3)
Less: Loss from discontinued operations	(0.1)	(2.1)
Loss from continuing operations	(14.9)	(8.2)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	9.6	14.2
Stock‑based compensation	1.8	1.9
Change in unused office space accrual	0.2	-
Amortization of deferred financing costs	1.3	1.3
Amortization of premium on Senior Secured Notes	(1.0)	(1.0)
Provision for doubtful accounts	0.1	0.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	17.8	(9.8)
Inventoried costs	(6.7)	6.3
Prepaid expenses and other assets	2.2	-
Accounts payable	(13.7)	(12.0)
Accrued compensation	(6.3)	(4.3)
Accrued expenses	(5.2)	(4.7)
Accrued interest payable	15.6	15.3
Billings in excess of costs and earnings on uncompleted contracts	(0.1)	4.9
Income tax receivable and payable	1.8	2.9
Other liabilities	(0.8)	(1.8)
Net cash provided by operating activities from continuing operations	1.7	5.1
Investing activities:
Cash paid for acquisitions, net of cash acquired	(1.6)	1.2
Decrease in restricted cash	-	0.2
Capital expenditures	(3.1)	(3.3)
Net cash used in investing activities from continuing operations	(4.7)	(1.9)
Financing activities:
Repayment of debt	(0.2)	(0.3)
Other	1.6	(0.2)
Net cash (used) provided by financing activities from continuing operations	1.4	(0.5)
Net cash flows from continuing operations	(1.6)	2.7
Net operating cash flows from discontinued operations	(0.5)	0.2
Effect of exchange rate changes on cash and cash equivalents	-	(0.3)
Net increase (decrease) in cash and cash equivalents	(2.1)	2.6
Cash and cash equivalents at beginning of period	55.7	49.0
Cash and cash equivalents at end of period	$ 53.6	$ 51.6

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses and Other Items
(in millions, except per share data)

	Three Months Ended
	March 30,	March 31,
	2014	2013

Loss from continuing operations before taxes	$ (12.6)	$ (5.4)
Add: Amortization of intangible assets	5.6	9.3
Add: Stock compensation	1.8	1.9
Add: Unused office space expense and other	0.2	-
Add: Contract design retrofit costs	1.0	-
Add: Restructuring and acquisition related items and other	1.0	0.1
Adjusted income from continuing operations before income taxes	(3.0)	5.9

Estimated cash tax provision	0.7	0.8
Adjusted income from continuing operations before acquisition and amortization expenses	$ (3.7)	$ 5.1

Diluted income per common share:
Adjusted income from continuing operations	$ (0.06)	$ 0.09

Weighted average common shares outstanding
Diluted	57.4	56.6

-end-